[EXHIBIT 3.2 -- Certificate of Incorporation]



                               Secretary of State
                      THE GREAT SEAL OF THE STATE OF NEVADA
                                STATE OF NEVADA


                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that PEGASUS AIR GROUP, INC. did on December 19, 2003 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seat of State, at my office, in Carson City, Nevada, on December 20, 2003.




                                       /s/ Dean Heller

                                        DEAN HELLER
                                        Secretary  of  State

        [SEAL]
                                       By  /s/ illegible

                                        Certification  Clerk